Exhibit 99.2

SUPPLEMENTAL ANALYST PACKAGE 4Q 2013 February 12, 2014 AMERICAN CAMPUS COMMUNITIES

TABLE OF CONTENTS Financial Highlights  1 Consolidated Balance Sheets  2 Consolidated Statements of Comprehensive Income  3 Consolidated Statements of Funds from Operations  4 Wholly-owned Properties Results of Operations  6 Same Store Wholly-owned Properties Operating Expenses  7 Seasonality of Operations  8 Capital Structure 10 Portfolio Overview   112014/2015 Leasing Status  1 2 Investment Update  18 Owned Development Update  19 Third-party Development Update  20 Management Services Update  21 2014 Outlook 22 Definitions  24 Investor Information  26 AMERICAN CAMPUS COMMUNITIES

FINANCIAL HIGHLIGHTS

$ in thousands, except share and per share data

AMERICAN CAMPUS COMMUNITIES

Operating Data	Three Months Ended December 31,				Year Ended December 31,			
	2013	2012	$ Change	% Change	2013	2012	$ Change	% Change
Total revenues	$ 182,694	$ 149,283	$ 33,411	22.4%	$ 657,462	$ 465,655	$ 191,807	41.2%
Operating income	48,967	38,127	10,840	28.4%	131,753	105,846	25,907	24.5%
Net income attributable to ACC[1]	27,829	23,655	4,174		104,644	56,636	48,008	
Net income per share - basic	0.26	0.23			0.99	0.66		
Net income per share - diluted	0.26	0.23			0.98	0.65		
Funds From Operations ("FFO")[1]	72,816	58,473	14,343	24.5%	236,777	168,355	68,422	40.6%
FFO per share—diluted	0.68	0.57	0.11	19.3%	2.22	1.95	0.27	13.8%
Funds From Operations - Modified ("FFOM")[1]	70,699	57,070	13,629	23.9%	236,643	165,015	71,628	43.4%
FFOM per share—diluted	0.66	0.56	0.10	17.9%	2.22	1.91	0.31	16.2%
FFOM (excluding acquisition-related costs)	72,801	60,397	12,404	20.5%	239,090	174,662	64,428	36.9%
FFOM per share (excluding acquisition-related costs)	0.68	0.59	0.09	15.3%	2.24	2.02	0.22	10.9%

Market Capitalization and Unsecured Notes Covenants	December 31, 2013	December 31, 2012
Debt to total market capitalization[2]	43.7%	29.5%
Net debt to EBITDA	7.5x	6.4x
Unencumbered asset value to total asset value	55.8%	52.4%
Total debt to total asset value	43.4%	38.8%
Secured debt to total asset value	24.7%	27.7%
Unencumbered asset value to unsecured debt	298.5%	474.6%
Interest coverage[3]	3.3x	3.5x

1. Includes $2.1 million and $3.3 million for the three months ended December 31, 2013 and 2012, respectively, and $2.4 million and $9.7 million for the years ended December 31, 2013 and 2012, respectively, of acquisition-related costs such as broker fees, due diligence costs and legal and accounting fees.
2. Market capitalization is calculated based on a common share price of $32.21 and $46.13 as of December 31, 2013 and December 31, 2012, respectively, and fully diluted common shares totaling 106,727,855 and 106,488,084 as of December 31, 2013 and December 31, 2012, respectively.
3. Based on Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization ("EBITDA") and Adjusted Interest Expense of $350.3 million and $107.4 million, respectively, for the four most recently completed fiscal quarters. Includes pro forma adjustments to EBITDA and Interest Expense of $16.2 million and $7.2 million, respectively, to reflect all acquisitions, development deliveries, dispositions, debt repayments and debt refinancings as if such transactions had occurred on the first day of the 12 month period presented. Adjusted Interest Expense includes $9.9 million of interest capitalized for GAAP purposes and excludes $14.0 million of amortization of net debt premiums related to mortgage loans assumed in connection with acquisitions.

AMERICAN CAMPUS COMMUNITIES | 1

CONSOLIDATED BALANCE SHEETS $ in thousands December 31, 2013December 31, 2012(unaudited)Assets Investments in real estate: Wholly-owned properties, net5,199,008$ 4,871,376$ Wholly-owned property held for sale14,408 - On-campus participating properties, net73,45657,346Investments in real estate, net5,286,8724,928,722Cash and cash equivalents38,75121,454Restricted cash 35,45136,790Student contracts receivable, net9,23814,122Other assets227,728117,874Total assets5,598,040$ 5,118,962$ Liabilities and equity Liabilities: Secured mortgage, construction and bond debt1,507,216$ 1,509,105$ Secured agency facility87,750 104,000 Unsecured notes 398,721 -Unsecured term loans600,000 350,000 Unsecured revolving credit facility150,700 258,000 Accounts payable and accrued expenses65,08856,046Other liabilities110,036107,223Total liabilities2,919,5112,384,374Redeemable noncontrolling interests47,96457,534Equity:American Campus Communities, Inc. and Subsidiaries stockholders' equity: Common stock1,0431,043Additional paid in capital3,017,6313,001,520Accumulated earnings and dividends(392,338)(347,521)Accumulated other comprehensive loss(1,435)(6,661)2,624,9012,648,381Noncontrolling interests - partially owned properties5,66428,673Total equity2,630,5652,677,054Total liabilities and equity5,598,040$ 5,118,962$ Total American Campus Communities, Inc. and Subsidiaries stockholders' equity2 AMERICAN CAMPUS COMMUNITIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

$ in thousands, except share and per share data

	Three Months Ended December 31,			Year Ended December 31,		
	2013	2012	$ Change	2013	2012	$ Change
	(unaudited)			(unaudited)		
Revenues						
Wholly-owned properties	$ 170,599	$ 137,303	$ 33,296	$ 618,503	$ 422,417	$ 196,086
On-campus participating properties	8,477	8,400	77	26,348	26,166	182
Third-party development services	827	1,147	(320)	2,483	8,574	(6,091)
Third-party management services	2,089	1,810	279	7,514	6,893	621
Resident services	702	623	79	2,614	1,605	1,009
Total revenues	182,694	149,283	33,411	657,462	465,655	191,807
Operating expenses						
Wholly-owned properties[1]	74,977	59,230	15,747	296,794	200,126	96,668
On-campus participating properties	2,595	2,767	(172)	11,049	11,073	(24)
Third-party development and management services	3,024	2,885	139	10,810	10,898	(88)
General and administrative	4,300	7,205 [2]	(2,905)	16,666	22,965 [2]	(6,299)
Depreciation and amortization	47,178	37,682	9,496	184,988	110,499	74,489
Ground/facility leases	1,653	1,387	266	5,402	4,248	1,154
Total operating expenses	133,727	111,156	22,571	525,709	359,809	165,900
Operating income	48,967	38,127	10,840	131,753	105,846	25,907
Nonoperating income and (expenses)						
Interest income	840	400	440	3,005	1,756	1,249
Interest expense	(21,664)	(16,478) [3]	(5,186)	(78,028)	(54,518) [3]	(23,510)
Amortization of deferred financing costs	(1,474)	(1,420)	(54)	(5,608)	(4,425)	(1,183)
Income from unconsolidated joint ventures	-	-	-	-	444	(444)
Other nonoperating income (expense)	-	397	(397)	(2,666)	411	(3,077)
Total nonoperating expenses	(22,298)	(17,101)	(5,197)	(83,297)	(56,332)	(26,965)
Income before income taxes and discontinued operations	26,669	21,026	5,643	48,456	49,514	(1,058)
Income tax provision	(255)	(232)	(23)	(1,020)	(725)	(295)
Income from continuing operations	26,414	20,794	5,620	47,436	48,789	(1,353)
Discontinued operations						
(Loss) income attributable to discontinued operations	(202)	1,972	(2,174)	4,824	8,728	(3,904)
Loss from early extinguishment of debt	(332)	(1,591)	1,259	(332)	(1,591)	1,259
Gain from disposition of real estate	2,432	4,229	(1,797)	55,263	4,312	50,951
Total discontinued operations	1,898	4,610	(2,712)	59,755	11,449	48,306
Net income	28,312	25,404	2,908	107,191	60,238	46,953
Net income attributable to noncontrolling interests	(483)	(1,749)	1,266	(2,547)	(3,602)	1,055
Net income attributable to American Campus Communities, Inc. and Subsidiaries	$ 27,829	$ 23,655	$ 4,174	$ 104,644	$ 56,636	$ 48,008
Other comprehensive income (loss)						
Change in fair value of interest rate swaps	775	890	(115)	5,226	(3,301)	8,527
Comprehensive income	$ 28,604	$ 24,545	$ 4,059	$ 109,870	$ 53,335	$ 56,535
Net income per share attributable to American Campus Communities, Inc. and Subsidiaries common stockholders						
Basic	$ 0.26	$ 0.23		$ 0.99	$ 0.66	
Diluted	$ 0.26	$ 0.23		$ 0.98	$ 0.65	
Weighted-average common shares outstanding						
Basic	104,782,817	100,517,983		104,760,502	84,711,584	
Diluted	105,386,079	102,248,249		105,382,320	85,309,451	

1. Wholly-owned properties operating expenses for the three months and year ended December 31, 2013 include $2.1 million and $2.4 million, respectively, of acquisition-related costs such as broker fees, due diligence costs and legal and accounting fees. Wholly-owned properties operating expenses for the three months and year ended December 31, 2012 include $0.3 million and $1.8 million, respectively, of acquisition-related costs.
2. General and administrative expenses for the three months and year ended December 31, 2012 include $2.8 million and $7.5 million, respectively, of acquisition-related costs such as due diligence costs and legal and accounting fees related to portfolio acquisitions in September 2012 and November 2012.
3. Interest expense for the three months and year ended December 31, 2012 include $0.2 million and $0.4 million, respectively, of acquisition-related costs associated with bridge loan commitments obtained in connection with our portfolio acquisitions in September 2012 and November 2012.

AMERICAN CAMPUS COMMUNITIES | 3

CONSOLIDATED STATEMENTS OF FUNDS FROM OPERATIONS Notes 1.Excludes $0 and $0.8 million for the three months and year ended December 31, 2013, respectively, and $0.4 million and $1.4 million for the three months and year ended December 31, 2012, respectively, of income attributable to the noncontrolling partner in The Varsity, a property purchased in December 2011 from a seller that retained a 20.5% noncontrolling interest in the property. Effective July 1, 2013, the company acquired the noncontrolling partner’s interest and now owns 100% of the property. Also excludes $1.0 million for both the three months and year ended December 31, 2012, of income attributable to the seller of University Edge, a property subject to a pre-sale arrangement that was consolidated for financial reporting purposes prior to our purchase of the property in December 2012. 2. Represents our 10% share of FFO from a joint venture with Fidelity (“Fund II”) in which we were a noncontrolling partner. In January 2012, we purchased the full ownership interest in the one remaining property owned by Fund II (University Heights). Subsequent to the acquisition, the property is now wholly-owned and is consolidated by the company. 3.50% of the properties’ net cash available for distribution after payment of operating expenses, debt service (including repayment of principal) and capital expenditures. Represents actual cash received for the year-to-date periods and amounts accrued for the interim periods. 4.Represents development and construction management fees related to the West Virginia University on-campus participating property, which is currently under construction and scheduled for completion in August 2014. Although the company is including this project in its consolidated financial statements for accounting purposes, similar to our other on-campus participating properties, we view the economic benefit of such properties as limited to the development/construction management fees, property management fees and the 50% share of net cash flow that we receive. As such, for purposes of calculating FFOM, we are recognizing the fees received for this project similar to other third-party development projects. 5.On April 22, 2013, the company acquired a note and subrogation rights from National Public Finance Guarantee Corporation (formerly known as MBIA Insurance Corp. of Illinois) for an aggregate of $52.8 million, which are secured by a lien on, and the cash flows from, two student housing properties in close proximity to the University of Central Florida and currently under a ground lease with the UCF Foundation. The instruments carry an interest rate of 5.123 percent. The acquisition facilitated the settlement of litigation related to a third-party management agreement for the properties with a GMH entity that was acquired by the company’s 2008 merger with GMH. The acquisition resulted in a non-cash settlement charge of $2.8 million to reflect the fair market valuation of the instruments. Management believes it is appropriate to exclude this non-cash charge from FFOM in order to more accurately present the operating results of the company on a comparative basis during the periods presented. 6. Represents losses associated with the early pay-off of mortgage loans for University Mills in connection with the sale of the property in November 2013 and Brookstone Village and Campus Walk in connection with the sale of those properties in October 2012. Such costs are excluded from gains from disposition of real estate reported in accordance with GAAP. However, we view the losses from early extinguishment of debt associated with the sales of real estate as an incremental cost of the sale transactions because we extinguished the debt in connection with the consummation of the sale transactions and we had no intent to extinguish the debt absent such transactions. We believe that adjusting FFO to exclude these losses more appropriately reflects the results of our operations exclusive of the impact of our disposition transactions. 7.In connection with our purchase of University Heights from Fund II (see Note 2), Fund II negotiated a Settlement Agreement with the lender of the property’s mortgage loan whereby the lender agreed to accept a discounted amount that was less than the original principal amount of the loan as payment in full. Accordingly, Fund II recorded a gain on debt restructuring to reflect the discounted payoff. Our 10% share of such gain is reflected above as an adjustment to FFOM. 8.Represents a non-cash loss recorded to remeasure our equity method investment in Fund II to fair value as a result of our purchase of the full ownership interest in University Heights from Fund II in January 2012. 5 AMERICAN CAMPUS COMMUNITIES

CONSOLIDATED STATEMENTS OF FUNDS FROM OPERATIONS Notes 1.Excludes $0 and $0.8 million for the three months and year ended December 31, 2013, respectively, and $0.4 million and $1.4 million for the three months and year ended December 31, 2012, respectively, of income attributable to the noncontrolling partner in The Varsity, a property purchased in December 2011 from a seller that retained a 20.5% noncontrolling interest in the property. Effective July 1, 2013, the company acquired the noncontrolling partner’s interest and now owns 100% of the property. Also excludes $1.0 million for both the three months and year ended December 31, 2012, of income attributable to the seller of University Edge, a property subject to a pre-sale arrangement that was consolidated for financial reporting purposes prior to our purchase of the property in December 2012. 2. Represents our 10% share of FFO from a joint venture with Fidelity (“Fund II”) in which we were a noncontrolling partner. In January 2012, we purchased the full ownership interest in the one remaining property owned by Fund II (University Heights). Subsequent to the acquisition, the property is now wholly-owned and is consolidated by the company. 3.50% of the properties’ net cash available for distribution after payment of operating expenses, debt service (including repayment of principal) and capital expenditures. Represents actual cash received for the year-to-date periods and amounts accrued for the interim periods. 4.Represents development and construction management fees related to the West Virginia University on-campus participating property, which is currently under construction and scheduled for completion in August 2014. Although the company is including this project in its consolidated financial statements for accounting purposes, similar to our other on-campus participating properties, we view the economic benefit of such properties as limited to the development/construction management fees, property management fees and the 50% share of net cash flow that we receive. As such, for purposes of calculating FFOM, we are recognizing the fees received for this project similar to other third-party development projects. 5.On April 22, 2013, the company acquired a note and subrogation rights from National Public Finance Guarantee Corporation (formerly known as MBIA Insurance Corp. of Illinois) for an aggregate of $52.8 million, which are secured by a lien on, and the cash flows from, two student housing properties in close proximity to the University of Central Florida and currently under a ground lease with the UCF Foundation. The instruments carry an interest rate of 5.123 percent. The acquisition facilitated the settlement of litigation related to a third-party management agreement for the properties with a GMH entity that was acquired by the company’s 2008 merger with GMH. The acquisition resulted in a non-cash settlement charge of $2.8 million to reflect the fair market valuation of the instruments. Management believes it is appropriate to exclude this non-cash charge from FFOM in order to more accurately present the operating results of the company on a comparative basis during the periods presented. 6. Represents losses associated with the early pay-off of mortgage loans for University Mills in connection with the sale of the property in November 2013 and Brookstone Village and Campus Walk in connection with the sale of those properties in October 2012. Such costs are excluded from gains from disposition of real estate reported in accordance with GAAP. However, we view the losses from early extinguishment of debt associated with the sales of real estate as an incremental cost of the sale transactions because we extinguished the debt in connection with the consummation of the sale transactions and we had no intent to extinguish the debt absent such transactions. We believe that adjusting FFO to exclude these losses more appropriately reflects the results of our operations exclusive of the impact of our disposition transactions. 7.In connection with our purchase of University Heights from Fund II (see Note 2), Fund II negotiated a Settlement Agreement with the lender of the property’s mortgage loan whereby the lender agreed to accept a discounted amount that was less than the original principal amount of the loan as payment in full. Accordingly, Fund II recorded a gain on debt restructuring to reflect the discounted payoff. Our 10% share of such gain is reflected above as an adjustment to FFOM. 8.Represents a non-cash loss recorded to remeasure our equity method investment in Fund II to fair value as a result of our purchase of the full ownership interest in University Heights from Fund II in January 2012. 5 AMERICAN CAMPUS COMMUNITIES

WHOLLY-OWNED PROPERTIES RESULTS OF OPERATIONS[1]

$ in thousands

AMERICAN CAMPUS COMMUNITIES

	Three Months Ended December 31,				Year Ended December 31,			
	2013	2012	$ Change	% Change	2013	2012	$ Change	% Change
Wholly-owned properties revenues								
Same store properties	$ 131,877	$ 130,706	$ 1,171	0.9%	$ 369,509	$ 363,511	$ 5,998	1.7%
New properties	40,036	7,833	32,203		254,096	62,941	191,155	
Total revenues[2]	**$171,913**	**$138,539**	**$ 33,374**	**24.1%**	**$623,605**	**$426,452**	**$197,153**	**46.2%**
Wholly-owned properties operating expenses								
Same store properties	$ 57,086	$ 56,504	$ 582	1.0%	$ 175,993	$ 171,373	$ 4,620	2.7%
New properties[3]	18,159	2,940	15,219		122,020	29,841	92,179	
Total operating expenses	**$ 75,245**	**$ 59,444**	**$ 15,801**	**26.6%**	**$298,013**	**$201,214**	**$ 96,799**	**48.1%**
Wholly-owned properties net operating income								
Same store properties	$ 74,791	$ 74,202	$ 589	0.8%	$ 193,516	$ 192,138	$ 1,378	0.7%
New properties	21,877	4,893	16,984		132,076	33,100	98,976	
Total net operating income	**$ 96,668**	**$ 79,095**	**$ 17,573**	**22.2%**	**$325,592**	**$225,238**	**$100,354**	**44.6%**

Note: The same store grouping above represents properties owned or operated for the entire comparative periods presented. The fourth quarter same store grouping includes properties purchased or developed prior to October 1, 2012. The year-to-date same store grouping includes properties purchased or developed prior to January 1, 2012.

1. Excludes (1) University Mills - sold in November 2013, (2) Campus Ridge - sold in October 2013, and (3) State College Park, University Pines, Northgate Lakes, and The Village at Blacksburg - sold in July 2013. These sold properties are classified within discontinued operations on the accompanying consolidated statements of comprehensive income. Includes Hawks Landing, which was sold in February 2014 and is also included in discontinued operations on the accompanying consolidated statements of comprehensive income. Revenues for Hawks Landing totaled $0.6 million for both three month periods ended December 31, 2013 and 2012 and $2.5 million and $2.4 million for the years ended December 31, 2013 and 2012, respectively. Operating expenses for Hawks Landing totaled $0.3 million and $0.2 million for the three months ended December 31, 2013 and 2012, respectively, and $1.2 million and $1.1 million for the years ended December 31, 2013 and 2012, respectively. Excluding Hawks Landing, same store net operating income would have increased by 0.9% and 0.8% for the three months and year ended December 31, 2013, respectively.
2. Includes revenues that are reflected as Resident Services Revenue on the accompanying consolidated statements of comprehensive income.
3. Operating expenses for the three months and year ended December 31, 2013 include $2.1 million and $2.4 million of acquisition-related costs such as broker fees, due diligence costs and legal and accounting fees. Operating expenses for the three months and year ended December 31, 2012 include $0.3 million and $1.8 million, respectively, of acquisition-related costs.

AMERICAN CAMPUS COMMUNITIES | 6

SAME STORE WHOLLY-OWNED PROPERTIES OPERATING EXPENSES[1]

$ in thousands, except per bed data

AMERICAN CAMPUS COMMUNITIES

	Year Ended December 31,						
	2013				2012		
	Total	Per Bed	% Change From Prior Year	% of Total Operating Expenses	Total	Per Bed	% of Total Operating Expenses
Utilities[2]	$ 43,665	$ 805	2.1%	25%	$ 42,786	$ 789	25%
Payroll[3]	34,386	634	-0.2%	19%	34,453	635	20%
Property taxes[4]	29,149	537	7.6%	17%	27,083	499	16%
General & administrative and other[5]	28,835	532	-2.1%	16%	29,465	543	17%
Repairs and maintenance[6]	24,266	447	-1.3%	14%	24,578	453	14%
Marketing[7]	11,143	205	26.7%	6%	8,792	162	5%
Insurance	4,549	84	7.9%	3%	4,216	78	3%
Total same store wholly-owned operating expenses	**$ 175,993**	**$ 3,245**	**2.7%**	**100%**	**$ 171,373**	**$ 3,160**	**100%**
Weighted average same store wholly-owned beds	**54,232**						

1. Includes Hawks Landing, which was sold in February 2014 and is included in discontinued operations on the accompanying consolidated statements of comprehensive income.
2. Represents gross expenses prior to any recoveries from tenants, which are reflected in wholly-owned properties revenues.
3. Includes payroll and related expenses for on-site personnel including general managers, maintenance staff, and leasing staff.
4. The increase from the prior year is primarily related to our 2011 development deliveries being assessed at full value at various points during 2012, as well as the expiration of a tax rebate agreement.
5. Includes property-level general and administrative costs as well as an allocation of costs related to corporate management and oversight. Also includes acquisition integration costs, bad debt, food service, and other miscellaneous expenses. The decrease from the prior year is related to operational and organizational efficiencies achieved through the growth of our wholly-owned portfolio, as well as a reduction in incentive compensation as compared to the prior year. These decreases were offset by additional travel expenses incurred by corporate personnel in 2013 to stimulate leasing velocity for the 2013/2014 academic year and an increase in bad debt expense.
6. Includes general maintenance costs such as interior painting, routine landscaping, pest control, fire protection, snow removal, elevator maintenance, roof and parking lot repairs, and other miscellaneous building repair costs. Also includes security costs and costs related to the annual turn process.
7. Includes costs related to electronic and print advertising campaigns, promotional events, residence life, and athletic and other sponsorships. The increase from the prior year is due to additional costs incurred to stimulate leasing velocity for the 2013/2014 academic year.

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SEASONALITY OF OPERATIONS[1]

2013 annual same store grouping

$ in thousands, except for per bed amounts

	Three Months Ended					
	December 31, 2012	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013	Total/Weighted Average-Last 12 Months
2013 annual same store properties						
Revenue per occupied bed						
Rental revenue per occupied bed per month	$ 554	$ 554	$ 543	$ 536	$ 559	$ 548
Other income per occupied bed per month[2]	36	38	42	57	37	43
Total revenue per occupied bed	**$ 590**	**$ 592**	**$ 585**	**$ 593**	**$ 596**	**$ 591**
Average number of owned beds	54,232	54,232	54,232	54,232	54,232	54,232
Average physical occupancy for the quarter	97.4%	97.6%	94.1%	95.1%	97.3%	96.0%
Total revenue	$ 93,524	$ 93,939	$ 89,517	$ 91,718	$ 94,335	$ 369,509
Property operating expenses	40,500	40,326	42,631	51,933	41,112	176,002
Net operating income	$ 53,024	$ 53,613	$ 46,886	$ 39,785	$ 53,223	$ 193,507
Operating margin	*56.7%*	*57.1%*	*52.4%*	*43.4%*	*56.4%*	*52.4%*
2013 new store properties[3]						
Revenue per occupied bed						
Rental revenue per occupied bed per month	$ 658	$ 645	$ 649	$ 592	$ 671	$ 640
Other income per occupied bed per month[2]	57	57	64	70	58	62
Total revenue per occupied bed	**$ 715**	**$ 702**	**$ 713**	**$ 662**	**$ 729**	**$ 702**
Average number of owned beds	21,989	29,782	29,789	33,062	36,899	32,383
Average physical occupancy for the quarter	95.4%	95.0%	89.6%	91.1%	96.2%	93.1%
Total revenue	$ 45,015	$ 59,548	$ 57,136	$ 59,834	$ 77,578	$ 254,096
Property operating expenses	18,944	26,002	26,621	35,255	34,133	122,011
Net operating income	$ 26,071	$ 33,546	$ 30,515	$ 24,579	$ 43,445	$ 132,085
Operating margin	*57.9%*	*56.3%*	*53.4%*	*41.1%*	*56.0%*	*52.0%*
ALL PROPERTIES						
Revenue per occupied bed						
Rental revenue per occupied bed per month	$ 584	$ 586	$ 579	$ 556	$ 604	$ 582
Other income per occupied bed per month[2]	42	45	50	62	45	50
Total revenue per occupied bed	**$ 626**	**$ 631**	**$ 629**	**$ 618**	**$ 649**	**$ 632**
Average number of owned beds	76,221	84,014	84,021	87,294	91,131	86,615
Average physical occupancy for the quarter	96.8%	96.7%	92.5%	93.5%	96.9%	94.9%
Total revenue	$ 138,539	$ 153,487	$ 146,653	$ 151,552	$ 171,913	$ 623,605
Property operating expenses	59,444	66,328	69,252	87,188	75,245	298,013
Net operating income	$ 79,095	$ 87,159	$ 77,401	$ 64,364	$ 96,668	$ 325,592
Operating margin	*57.1%*	*56.8%*	*52.8%*	*42.5%*	*56.2%*	*52.2%*

Note: The same store grouping above includes properties owned or operating for the entire year ended December 31, 2012 (i.e. properties purchased or developed on or prior to January 1, 2012.)

1. Excludes sold properties and includes Hawks Landing which was sold in February 2014. All such properties are included in discontinued operations on the accompanying consolidated statements of comprehensive income.
2. Other income is all income other than Net Student Rent. This includes, but is not limited to, utility income, damages, parking income, summer conference rent, application and administration fees, income from retail tenants, etc.
3. Includes the following properties opened or acquired in 2012: University Heights-Knoxville, Avalon Heights, University Commons, The Block, The Retreat, University Edge, the 15-property Campus Acquisitions portfolio acquired in September 2012, 11 properties that completed construction and opened for operations in August and September 2012 and the 19-property Kayne Anderson portfolio acquired in November 2012. Includes the following properties opened or acquired in 2013: 7th Street Station, The Plaza Apartments (currently undergoing redevelopment activities), Townhomes at Newtown Crossing, The Lodges of East Lansing Phase II, Park Point, U Centre at Fry Street, Cardinal Towne and 7 properties that completed construction and opened for operations in August and September 2013. Also includes The Plaza on University, acquired in July 2011, which is currently undergoing redevelopment activities.

AMERICAN CAMPUS COMMUNITIES | 8

SEASONALITY OF OPERATIONS[1]

Build-up to 2014 annual same store grouping

$ in thousands, except for per bed amounts

	Three Months Ended				
	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013	Total/Weighted Average - Last 12 Months
2013 annual same store properties					
Revenue per occupied bed					
Rental revenue per occupied bed per month	$ 554	$ 543	$ 536	$ 559	$ 548
Other income per occupied bed per month[2]	38	42	57	37	43
Total revenue per occupied bed	**$ 592**	**$ 585**	**$ 593**	**$ 596**	**$ 591**
Average number of owned beds	54,232	54,232	54,232	54,232	54,232
Average physical occupancy for the quarter	97.6%	94.1%	95.1%	97.3%	96.0%
Total revenue	$ 93,939	$ 89,517	$ 91,718	$ 94,335	$ 369,509
Property operating expenses	40,326	42,631	51,933	41,112	176,002
Net operating income	$ 53,613	$ 46,886	$ 39,785	$ 53,223	$ 193,507
Operating margin	*57.1%*	*52.4%*	*43.4%*	*56.4%*	*52.4%*
2014 new annual same store properties[3]					
Revenue per occupied bed					
Rental revenue per occupied bed per month	$ 645	$ 649	$ 583	$ 645	$ 631
Other income per occupied bed per month[2]	57	60	71	53	60
Total revenue per occupied bed	**$ 702**	**$ 709**	**$ 654**	**$ 698**	**$ 691**
Average number of owned beds	29,782	29,789	29,789	29,789	29,787
Average physical occupancy for the quarter	94.8%	89.6%	92.7%	95.9%	93.3%
Total revenue	$ 59,473	$ 56,780	$ 54,203	$ 59,897	$ 230,353
Property operating expenses	25,985	26,572	31,870	25,472	109,899
Net operating income	$ 33,488	$ 30,208	$ 22,333	$ 34,425	$ 120,454
Operating margin	*56.3%*	*53.2%*	*41.2%*	*57.5%*	*52.3%*
2014 ANNUAL SAME STORE PROPERTIES					
Revenue per occupied bed					
Rental revenue per occupied bed per month	$ 586	$ 579	$ 552	$ 589	$ 577
Other income per occupied bed per month[2]	44	48	62	43	49
Total revenue per occupied bed	**$ 630**	**$ 627**	**$ 614**	**$ 632**	**$ 626**
Average number of owned beds	84,014	84,021	84,021	84,021	84,019
Average physical occupancy for the quarter	96.6%	92.5%	94.2%	96.8%	95.0%
Total revenue	$ 153,412	$ 146,297	$ 145,921	$ 154,232	$ 599,862
Property operating expenses	66,311	69,203	83,803	66,584	285,901
Net operating income	$ 87,101	$ 77,094	$ 62,118	$ 87,648	$ 313,961
Operating margin	*56.8%*	*52.7%*	*42.6%*	*56.8%*	*52.3%*

Note: The purpose of the table above is to provide a build-up to the 2014 annual same store property grouping.

1. Excludes sold properties and includes Hawks Landing which was sold in February 2014. All such properties are included in discontinued operations on the accompanying consolidated statements of comprehensive income.
2. Other income is all income other than Net Student Rent. This includes, but is not limited to, utility income, damages, parking income, summer conference rent, application and administration fees, income from retail tenants, etc.
3. Includes the following properties opened or acquired in 2012: University Heights-Knoxville, Avalon Heights, University Commons, The Block, The Retreat, University Edge, the 15-property Campus Acquisitions portfolio acquired in September 2012, 11 properties that completed construction and opened for operations in August and September 2012 and the 19-property Kayne Anderson portfolio acquired in November 2012.

AMERICAN CAMPUS COMMUNITIES | 9

CAPITAL STRUCTURE AS OF DECEMBER 31, 2013 Total Debt 1 2,673$ Total Equity Market Value 23,438 Total Market Capitalization 6,111 $ Debt to Total Market Capitalization 43.7% Net Debt to EBITDA7.5x Total Asset Value 36,158 $ Unencumbered Asset Value3,435$ Unencumbered Asset Value to Total Asset Value 55.8% Requirement Current Ratio Total Debt to Total Asset Value≤ 60%43.4%Secured Debt to Total Asset Value≤ 40%24.7%Unencumbered Asset Value to Unsecured Debt> 150%298.5%2011Interest Coverage4> 1.5x3.3x20122013Principal Outstanding Weighted Average Interest Rate Average Term To Maturity2015Fixed Rate Mortgage Loans1,300$ 5.3% 54.42016Variable Rate Construction Loans45 1.6%0.42017Unsecured Revolving Credit Facility 151 1.7%4.22018+Unsecured Term Loans600 2.1%3.9Unsecured Notes400 3.8%9.3Secured Agency Facility88 2.2%0.7On-Campus Participating Properties89 6.6%10.7Total/Weighted Average2,673$ 4.0%4.8 Yrs Market Capitalization & Unsecured Notes Covenants Debt Maturity Schedule$147$217$205$119$166$47$298$80$21$45$151 $350$250$88$31$58$400 $0$100$200$300$400$500$600$700$8002014201520162017201820192020202120222023+Fixed Rate Mortgage Loans Variable Rate Construction Loans Unsecured Revolving Credit Facility Unsecured Term Loans Secured Agency Facility On-Campus Participating Properties Unsecured Notes $ in millions, except share and per share data Note – refer to the Definitions outlined on pages 24 and 25 for detailed definitions of terms appearing on this page. 1.Excludes net unamortized debt premiums related to mortgage loans assumed in connection with acquisitions of $72.6 million and the unamortized original issue discount on unsecured notes of $1.3 million. 2.Based on share price of $32.21 and fully diluted share count of 106,727,855 as of December 31, 2013. Assumes conversion of 1,342,847 common and preferred Operating Partnership units and 602,191 unvested restricted stock awards. 3.Excludes accumulated depreciation of $586.8 million and receivables and intangible assets, net of accumulated amortization, of $26.5 million. 4.Based on Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (“EBITDA”) and Adjusted Interest Expense of $350.3 million and $107.4 million, respectively, for the four most recently completed fiscal quarters. Includes pro forma adjustments to EBITDA and Interest Expense of $16.2 million and $7.2 million, respectively, to reflect all acquisitions, development deliveries, dispositions, debt repayments and debt refinancings as if such transactions had occurred on the first day of the 12 month period presented. Adjusted Interest Expense includes $9.9 million of interest capitalized for GAAP purposes and excludes $14.0 million of amortization of net debt premiums related to mortgage loans assumed in connection with acquisitions. 5.Including the amortization of net debt premiums related to mortgage loans assumed in connection with property acquisitions, the effective interest rate for fixed rate mortgage loans is 4.6%. 10 Total Debt 4.1% 5.2% 5.9% 3.2% 3.0% 1.7% 5.6% 5.4% 4.4% 4.1% Fixed Rate Mortgage Loans 5.5% 5.2% 5.9% 5.8% 4.2% - 5.6% 5.4% 4.4% 5.3% Weighted Average Interest Rate Of Debt Maturing Each Year AMERICAN CAMPUS COMMUNITIES

PORTFOLIO OVERVIEW
Summary

Property Type	Units	Beds	Physical Occupancy at December 31, 2013	2012
Q4 2013 Same Store Wholly-owned Properties[1]	**23,097**	**72,338**	**96.7%**	**96.8%**
New Wholly-owned Properties				
New Acquisition Properties[2]	831	2,392	100.4%	n/a
Kayne Anderson Portfolio	4,224	12,049	96.7%	93.3%
New Development Deliveries[3]	1,233	4,553	98.2%	n/a
Subtotal - New Wholly-owned Properties	**6,288**	**18,994**	**97.5%**	**93.3%[4]**
Total - Wholly-owned Properties	**29,385**	**91,332**	**96.8%**	**96.4%[4]**
On-campus Participating Properties	**1,863**	**4,519**	**96.7%**	**96.7%**

Note: The same store grouping above includes all properties in the same store grouping for the fourth quarter 2013. This represents properties purchased or developed prior to October 1, 2012.

1. Excludes properties sold in 2012 and 2013. Includes Hawks Landing which was sold in February 2014 and is included in discontinued operations on the accompanying consolidated financial statements. Excluding Hawks Landing, the Q4 2013 same store occupancy would have remained unchanged as of both December 31, 2013 and 2012.
2. Includes the following properties: 1) 7th Street Station in Corvallis, OR - acquired in July 2013, 2) Park Point in Rochester, NY - acquired in October 2013, 3) Cardinal Towne in Louisville, KY - acquired in November 2013 and 4) U Centre at Fry Street in Denton, TX - acquired in November 2013. Does not include The Plaza Apartments in Tallahassee, FL, which was acquired in August 2013. The company is currently vacating tenants from this property in preparation for redevelopment activities that are expected to commence in the second or third quarter 2014.
3. Includes 7 wholly-owned properties that completed construction and opened for operations in August and September 2013. Also includes Townhomes at Newtown Crossing, a property subject to a pre-sale agreement that completed construction in August 2013 and was purchased by the company in September 2013.
4. Properties not owned or under ACC management during the prior year are excluded for purposes of calculating the prior year occupancy.

AMERICAN CAMPUS COMMUNITIES | 11

2014/2015 LEASING STATUS

Wholly-owned properties – summary

Applications + Leases	Current Year: Applications + Leases[1]	Current Year: Rentable Beds[2]	Current Year: % of Rentable Beds	Prior Year: % of Rentable Beds	Design Beds	Final Fall 2013 Occupancy[3]
Q4 2014 Same Store Wholly-owned Properties	50,611	87,659	57.7%	49.5%	88,765	96.8%
New Wholly-owned Properties	4,305	5,628	76.5%	n/a	5,656	n/a
Total - Wholly-owned Properties	54,916	93,287	58.9%	49.5%[4]	94,421	96.8%[4]

Leases	Current Year: Leases[1]	Current Year: Rentable Beds[2]	Current Year: % of Rentable Beds	Prior Year: % of Rentable Beds	Design Beds	Final Fall 2013 Occupancy[3]	Initial Projected Rate Increase[5]	Current Projected Rate Increase[5]
Q4 2014 Same Store Wholly-owned Properties	44,610	87,659	50.9%	44.5%	88,765	96.8%	2.0%	2.1%
New Wholly-owned Properties	3,850	5,628	68.4%	n/a	5,656	n/a	n/a	n/a
Total - Wholly-owned Properties	48,460	93,287	51.9%	44.5%[4]	94,421	96.8%[4]	2.0%	2.1%

Note: The same store grouping presented above for purposes of disclosing the pre-leasing status for the upcoming 2014/2015 academic year represents properties that will be classified as same store properties during the fourth quarter 2014 (the first full quarter of operations in the 2014/2015 academic year.) This represents properties purchased or developed prior to October 1, 2013.

1. As of February 10, 2014 for current year and February 10, 2013 for prior year.
2. Rentable beds exclude beds needed for on-site staff.
3. As of September 30, 2013.
4. Properties not owned or under ACC management during the prior year are excluded for purposes of calculating the prior year percentage of rentable beds and final fall 2013 occupancy.
5. Projected rate increase reflects projected rental rates anticipated to be achieved through the end of the company's leasing cycle, up to targeted occupancy.

AMERICAN CAMPUS COMMUNITIES | 12

2014/2015 LEASING STATUS

Q4 2014 same store properties with final fall 2013 occupancy of 98% or greater

		Current Year			Prior Year				
		Leases[1]	Rentable Beds[2]	% of Rentable Beds	% of Rentable Beds	Design Beds	Final Fall 2013 Occupancy[3]	Initial Projected Rate Increase[4]	Current Projected Rate Increase[4]
1.	University Crossings-Philadelphia, PA (ACE)®	711	1,003	70.9%	98.7%	1,016	99.3%	16.2%	16.2%
2.	601 Copeland-Tallahassee, FL	280	278	100.7%	101.4%	283	99.3%	13.0%	13.0%
3.	26 West-Austin, TX	1,005	1,013	99.2%	97.6%	1,026	99.5%	4.8%	5.4%
4.	Chestnut Square-Philadelphia, PA (ACE)	844	849	99.4%	102.6%	861	99.3%	4.2%	5.4%
5.	7th Street Station-Corvallis, OR	34	305	11.1%	n/a	309	100.0%	5.0%	5.0%
6.	The Callaway House Austin & The Penthouse at Callaway-Austin, TX	731	740	98.8%	95.6%	753	99.5%	5.0%	5.0%
7.	The Callaway House-College Station, TX	506	527	96.0%	93.4%	538	103.9%	4.3%	4.8%
8.	2nd Ave Centre-Gainesville, FL	832	860	96.7%	98.3%	868	99.5%	4.3%	4.8%
9-10.	Vintage and Texan West Campus-Austin, TX	300	311	96.5%	93.6%	311	98.7%	3.9%	4.7%
11.	U Club Cottages-Baton Rouge, LA	277	303	91.4%	100.0%	308	99.0%	2.1%	4.3%
12.	West 27th Place-Los Angeles, CA	354	473	74.8%	22.4%	475	104.0%	4.0%	4.0%
13.	Lofts54-Champaign, IL	169	172	98.3%	69.8%	172	100.0%	3.1%	4.0%
14.	The Cottages of Durham-Durham, NH	580	607	95.6%	60.6%	619	98.1%	2.4%	3.9%
15-16.	Willowtree Apartments and Tower-Ann Arbor, MI	623	845	73.7%	41.2%	851	99.3%	3.8%	3.8%
17.	University Oaks-Columbia, SC	645	655	98.5%	98.3%	662	99.1%	3.3%	3.7%
18.	U Club Townhomes on Marion Pugh-College Station, TX	629	633	99.4%	99.2%	640	99.4%	3.5%	3.6%
19.	The View-Lincoln, NE	164	583	28.1%	34.1%	590	100.0%	3.6%	3.6%
20.	The Townhomes at Newtown Crossing-Lexington, KY	537	602	89.2%	98.5%	608	99.0%	3.5%	3.5%
21.	University Heights-Birmingham, AL	265	520	51.0%	40.2%	528	99.4%	3.4%	3.5%
22.	Avalon Heights-Tampa Bay, FL	513	747	68.7%	39.4%	754	100.0%	3.5%	3.5%
23.	Chauncey Square-West Lafayette, IN	255	381	66.9%	81.6%	386	99.0%	3.5%	3.5%
24.	The Cottages of Baton Rouge-Baton Rouge, LA	909	1,272	71.5%	62.1%	1,290	98.8%	1.0%	3.4%
25.	U Club on Woodward-Tallahassee, FL	459	443	103.6%	99.8%	448	99.1%	3.0%	3.4%
26.	University Village at Boulder Creek-Boulder, CO	295	299	98.7%	98.7%	309	98.7%	3.1%	3.4%
27.	University Heights-Knoxville, TN	474	627	75.6%	24.6%	636	98.9%	3.2%	3.4%
28.	University Edge-Kent, OH	590	599	98.5%	95.8%	608	99.3%	3.1%	3.3%
29.	University Pointe at College Station-Portland, OR (ACE)□	161	959	16.8%	11.9%	978	98.8%	3.3%	3.3%
30.	Union-Waco, TX	62	117	53.0%	63.2%	120	98.3%	2.9%	3.2%
31.	Villas on Rensch-Amherst, NY	352	602	58.5%	57.0%	610	99.0%	2.9%	3.1%
32.	University Greens-Norman, OK	201	511	39.3%	66.7%	516	99.0%	3.0%	3.0%
33.	The Province-Rochester, NY	387	808	47.9%	40.9%	816	100.7%	3.0%	3.0%
34.	Hilltop Townhomes-Flagstaff, AZ (ACE)	571	569	100.4%	74.5%	576	99.3%	2.9%	3.0%
35.	The Edge-Charlotte, NC	433	713	60.7%	65.4%	720	99.4%	3.4%	3.0%
36.	University Village-Prairie View, TX (ACE)[5]	77	142	54.2%	0.0%	144	100.0%	3.0%	3.0%
37.	University View-Prairie View, TX (ACE)[5]	329	330	99.7%	0.0%	336	100.0%	3.0%	3.0%
38.	Garnet River Walk-West Colombia, SC	349	471	74.1%	46.3%	476	98.7%	2.7%	2.9%
39.	Sunnyside Commons-Morgantown, WV	158	161	98.1%	99.4%	161	100.6%	3.0%	2.9%
40.	The Estates-Gainesville, FL	482	1,030	46.8%	50.5%	1,044	98.9%	2.9%	2.9%
41.	City Parc at Fry Street-Denton, TX	149	412	36.2%	23.5%	418	98.3%	2.8%	2.8%
42.	Forest Village and Woodlake-Columbia, MO	296	694	42.7%	45.8%	704	98.9%	2.8%	2.8%
43.	Callaway Villas-College Station, TX	185	691	26.8%	26.5%	704	99.7%	2.8%	2.8%
44.	University Gables-Murfreesboro, TN	165	638	25.9%	19.1%	648	98.5%	2.7%	2.7%
45.	Villas at Chestnut Ridge-Amherst, NY	219	545	40.2%	46.1%	552	99.1%	2.6%	2.7%

1. As of February 10, 2014 for current year and February 10, 2013 for prior year.
2. Rentable beds exclude beds needed for on-site staff.
3. As of September 30, 2013.
4. Projected rate increase reflects projected rental rates anticipated to be achieved through the end of the company's leasing cycle, up to targeted occupancy.
5. Property is leased under the University on-campus assignment process.

AMERICAN CAMPUS COMMUNITIES | 13

2014/2015 LEASING STATUS

Q4 2014 same store properties with final fall 2013 occupancy of 98% or greater, continued

		Current Year			Prior Year				
		Leases[1]	Rentable Beds[2]	% of Rentable Beds	% of Rentable Beds	Design Beds	Final Fall 2013 Occupancy[3]	Initial Projected Rate Increase[4]	Current Projected Rate Increase[4]
46.	The Suites-Flagstaff, AZ (ACE)	253	535	47.3%	53.3%	550	99.5%	2.9%	2.6%
47.	Landmark-Ann Arbor, MI	582	596	97.7%	75.3%	606	98.8%	2.4%	2.6%
48.	The Tower at Third-Champaign, IL	204	368	55.4%	65.2%	375	98.4%	2.5%	2.5%
49.	Campus Trails-Starkville, MS	211	473	44.6%	46.3%	480	98.3%	2.5%	2.5%
50.	Villas on Sycamore-Huntsville, TX	286	673	42.5%	35.1%	680	99.4%	2.5%	2.5%
51.	The Province-Louisville, KY	442	849	52.1%	17.8%	858	99.1%	2.2%	2.5%
52.	Newtown Crossing-Lexington, KY	542	936	57.9%	62.2%	942	99.2%	2.4%	2.4%
53.	Grindstone Canyon-Columbia, MO	235	378	62.2%	60.3%	384	99.5%	2.4%	2.4%
54.	University Crescent-Baton Rouge, LA	238	607	39.2%	35.8%	612	98.5%	2.3%	2.3%
55.	The Varsity-College Park, MD	185	891	20.8%	20.9%	901	99.4%	2.4%	2.2%
56.	The Province-Tampa, FL	249	938	26.5%	23.9%	947	99.6%	2.2%	2.2%
57.	Raiders Crossing-Murfreesboro, TN	48	274	17.5%	9.5%	276	98.9%	2.1%	2.1%
58.	Campustown-Ames, IA	1,072	1,209	88.7%	46.8%	1,217	99.8%	2.6%	2.1%
59.	U Club on Frey-Kennesaw, GA	50	451	11.1%	70.1%	456	98.7%	2.0%	2.0%
60.	Nittany Crossing-State College, PA	553	676	81.8%	74.9%	684	98.8%	2.0%	2.0%
61.	Burbank Commons-Baton Rouge, LA	168	524	32.1%	15.6%	532	98.9%	1.9%	1.9%
62-64.	The Summit & Jacob Heights-Mankato, MN	667	915	72.9%	43.6%	930	98.2%	1.6%	1.9%
65.	University Village at Sweethome-Amherst, NY	181	818	22.1%	18.1%	828	99.6%	1.9%	1.9%
66.	Aggie Station-Bryan, TX	241	442	54.5%	44.6%	450	100.0%	1.8%	1.8%
67.	The Highlands-Reno, NV	107	723	14.8%	21.4%	732	99.7%	2.7%	1.8%
68.	University Commons-Minneapolis, MN	318	472	67.4%	30.1%	480	115.8%	1.5%	1.7%
69.	University Walk-Charlotte, NC	240	474	50.6%	27.0%	480	99.0%	1.7%	1.6%
70.	Olde Towne University Square-Toledo, OH	302	542	55.7%	71.3%	550	100.2%	0.3%	1.5%
71.	Sanctuary Lofts-San Marcos, TX	212	482	44.0%	43.8%	487	98.2%	-1.1%	1.3%
72.	University Club Apartments-Gainesville, FL	295	371	79.5%	38.5%	376	98.9%	1.1%	1.2%
73.	Lions Crossing-State College, PA	347	689	50.4%	49.5%	696	98.6%	-1.6%	1.1%
74-76.	University Village-Tallahassee, FL	421	709	59.4%	89.4%	716	99.4%	2.5%	1.0%
77.	University Village-Sacramento, CA	83	383	21.7%	39.2%	394	102.5%	1.8%	1.0%
78.	GrandMarc Seven Corners-Minneapolis, MN	163	434	37.6%	34.6%	440	119.8%	0.8%	0.8%
79.	Stone Gate-Harrisonburg, VA	644	667	96.6%	100.4%	672	99.1%	0.6%	0.7%
80.	Campus Edge on UTA Boulevard-Arlington, TX	160	482	33.2%	46.3%	488	99.6%	0.7%	0.7%
81.	The Village at Alafaya Club-Orlando, FL	199	828	24.0%	26.0%	839	98.7%	1.6%	0.0%
82.	Campus Corner-Bloomington, IN	332	788	42.1%	55.8%	796	99.1%	-0.8%	-0.8%
83.	The Edge-Orlando, FL	199	919	21.7%	22.6%	930	98.9%	0.0%	-1.0%
84.	Peninsular Place-Ypsilanti, MI	62	466	13.3%	23.1%	478	99.0%	-1.2%	-1.3%
85.	The Village at Science Drive-Orlando, FL	260	724	35.9%	40.7%	732	98.0%	0.0%	-2.0%
86.	The Outpost-San Marcos, TX	127	480	26.5%	30.8%	486	99.2%	-2.1%	-2.1%
87.	Royal Lexington-Lexington, KY	107	364	29.4%	100.0%	364	100.0%	-4.6%	-4.6%
	Subtotal - Q4 2014 Same Store Properties With Final Fall 2013 Occupancy of 98% or Greater	**28,542**	**48,590**	**58.7%**	**48.2%[5]**	**49,216**	**99.6%**	**2.8%**	**3.0%**

1. As of February 10, 2014 for current year and February 10, 2013 for prior year.
2. Rentable beds exclude beds needed for on-site staff.
3. As of September 30, 2013.
4. Projected rate increase reflects projected rental rates anticipated to be achieved through the end of the company's leasing cycle, up to targeted occupancy.
5. Properties not owned or under ACC management during the prior year are excluded for purposes of calculating the prior year percentage of rentable beds.

AMERICAN CAMPUS COMMUNITIES | 14

2014/2015 LEASING STATUS

Q4 2014 same store properties with final fall 2013 occupancy between 95% and 98%

		Current Year			Prior Year				
		Leases[1]	Rentable Beds[2]	% of Rentable Beds	% of Rentable Beds	Design Beds	Final Fall 2013 Occupancy[3]	Initial Projected Rate Increase[4]	Current Projected Rate Increase[4]
1.	922 Place-Tempe, AZ	368	461	79.8%	11.1%	468	95.1%	3.3%	3.6%
2.	The Enclave-Bowling Green, OH	214	476	45.0%	25.9%	480	96.9%	3.6%	3.6%
3.	Royal Village-Gainesville, FL	362	441	82.1%	93.4%	448	97.8%	2.9%	3.1%
4.	Manzanita-Tempe, AZ (ACE)□	177	812	21.8%	0.0%	816	96.7%	3.0%	3.0%
5.	Barrett Honors College-Tempe, AZ (ACE)□	270	1,715	15.7%	36.0%	1,721	97.7%	3.0%	3.0%
6.	University Manor-Greenville, NC	310	594	52.2%	26.3%	600	97.3%	2.5%	2.9%
7.	The Lofts at Capital Garage-Richmond, VA	63	144	43.8%	11.8%	144	97.2%	2.7%	2.7%
8.	University Place-Charlottesville, VA	113	520	21.7%	14.2%	528	95.3%	2.6%	2.6%
9.	River Mill-Athens, GA	228	456	50.0%	42.5%	461	96.7%	2.6%	2.6%
10.	University Village-Philadelphia, PA	187	735	25.4%	17.0%	749	96.9%	2.6%	2.6%
11.	RAMZ Apts on Broad-Richmond, VA	67	170	39.4%	12.9%	172	96.5%	2.5%	2.5%
12.	Bishops Square-San Marcos, TX	120	312	38.5%	42.6%	315	97.1%	2.1%	2.2%
13.	Abbott Place-East Lansing, MI	526	642	81.9%	44.2%	654	97.9%	1.4%	2.2%
14.	Aztec Corner-San Diego, CA	317	597	53.1%	39.7%	606	97.9%	2.0%	2.0%
15-16.	5 Twenty Four Angliana & 5 Twenty Five Angliana-Lexington, KY	498	1,048	47.5%	46.8%	1,060	96.2%	2.0%	2.0%
17.	25Twenty-Lubbock, TX	226	550	41.1%	42.0%	562	95.6%	2.1%	2.0%
18.	Chapel View-Chapel Hill, NC	127	349	36.4%	35.8%	358	97.2%	2.1%	2.0%
19.	The Centre-Kalamazoo, MI	193	694	27.8%	30.0%	700	96.9%	1.7%	1.7%
20.	309 Green-Champaign, IL	349	416	83.9%	44.2%	416	97.1%	1.3%	1.6%
21.	The Woods-Murfreesboro, TN	43	272	15.8%	11.0%	276	97.8%	1.8%	1.2%
22-23.	University Club Townhomes-Tallahassee, FL	264	730	36.2%	31.2%	736	96.3%	1.2%	1.2%
24.	Uptown Apartments-Denton, TX	120	523	22.9%	33.7%	528	95.1%	1.8%	1.0%
25.	Eagles Trail-Hattiesburg, MS	132	785	16.8%	20.1%	792	97.7%	1.9%	1.0%
26.	Casas del Rio-Albuquerque, NM (ACE)	248	1,000	24.8%	37.0%	1,028	95.3%	1.0%	1.0%
27.	Chapel Ridge-Chapel Hill, NC	217	535	40.6%	48.2%	544	96.5%	1.8%	0.6%
28.	The Club-Athens, GA	172	475	36.2%	39.4%	480	95.0%	-0.5%	0.5%
29.	The Cottages of Columbia-Columbia, MO	234	502	46.6%	55.4%	513	97.3%	0.3%	0.3%
30-31.	Villas at Vista del Sol & Vista del Sol-Tempe, AZ (ACE)	1,533	2,233	68.7%	36.1%	2,266	96.6%	-0.4%	-0.4%
32.	University Meadows-Mt. Pleasant, MI	237	606	39.1%	73.1%	616	97.7%	-1.2%	-3.2%
	Subtotal - Q4 2014 Same Store Properties With Final Fall 2013 Occupancy Between 95% and 98%	**7,915**	**18,793**	**42.1%**	**35.2%**	**19,037**	**96.7%**	**1.7%**	**1.6%**

1. As of February 10, 2014 for current year and February 10, 2013 for prior year.
2. Rentable beds exclude beds needed for on-site staff.
3. As of September 30, 2013.
4. Projected rate increase reflects projected rental rates anticipated to be achieved through the end of the company's leasing cycle, up to targeted occupancy.
5. Property is leased under the University on-campus assignment process.

AMERICAN CAMPUS COMMUNITIES | 15

2014/2015 LEASING STATUS

Q4 2014 same store properties with final fall 2013 occupancy less than 95%

		Current Year			Prior Year				
		Leases[1]	Rentable Beds[2]	% of Rentable Beds	% of Rentable Beds	Design Beds	Final Fall 2013 Occupancy[3]	Initial Projected Rate Increase[4]	Current Projected Rate Increase[4]
1.	Pirates Place Townhomes-Greenville, NC	150	524	28.6%	21.2%	528	93.4%	2.7%	2.7%
2.	The Castilian-Austin, TX	85	609	14.0%	9.9%	623	71.6%	3.5%	2.5%
3.	Block on Campus-Austin, TX	1,195	1,555	76.8%	67.8%	1,555	94.5%	2.0%	2.0%
4.	Lakeside Apartments-Athens, GA	195	771	25.3%	20.8%	776	91.5%	2.1%	1.8%
5.	Icon Plaza-Los Angeles, CA	94	247	38.1%	30.1%	253	92.5%	1.8%	1.8%
6.	The Village on Sixth Avenue-Huntington, WV	178	745	23.9%	12.3%	752	94.4%	1.6%	1.6%
7.	The Province-Greensboro, NC	246	691	35.6%	20.5%	696	88.4%	1.5%	1.5%
8.	Campus Way-Tuscaloosa, AL	270	671	40.2%	34.7%	680	94.4%	1.2%	1.2%
9.	Casa de Oro-Glendale, AZ (ACE)□	34	348	9.8%	0.0%	365	58.9%	1.1%	1.1%
10.	University Pointe-Lubbock, TX	282	676	41.7%	30.8%	682	91.8%	0.4%	1.0%
11.	The Province-Dayton, OH	130	650	20.0%	14.6%	657	92.2%	1.7%	0.9%
12-13.	College Club Townhomes-Tallahassee, FL	158	533	29.6%	39.6%	544	89.3%	0.8%	0.8%
14.	The Retreat-San Marcos, TX	357	772	46.2%	31.6%	780	92.7%	0.5%	0.6%
15.	U Pointe Kennesaw-Kennesaw, GA	227	786	28.9%	11.9%	795	89.1%	0.5%	0.5%
16.	U Club Townhomes at Overton Park-Lubbock, TX	214	440	48.6%	23.4%	448	92.0%	0.2%	0.5%
17.	Blanton Common-Valdosta, GA	208	847	24.6%	22.8%	860	93.7%	0.2%	0.2%
18.	The Commons-Harrisonburg, VA	112	523	21.4%	31.4%	528	81.4%	6.1%	0.0%
19.	The Village at Overton Park-Lubbock, TX	323	603	53.6%	51.2%	612	93.3%	0.0%	0.0%
20.	Raiders Pass-Lubbock, TX	308	815	37.8%	21.8%	828	94.6%	-0.2%	0.0%
21.	University Trails-Lubbock, TX	273	678	40.3%	41.0%	684	93.3%	-0.5%	-0.1%
22.	The Outpost-San Antonio, TX	162	822	19.7%	7.7%	828	91.8%	-0.4%	-0.4%
23.	University Village-Fresno, CA	104	398	26.1%	19.6%	406	94.8%	-0.4%	-0.4%
24.	South View Apartments-Harrisonburg, VA	667	952	70.1%	56.7%	960	93.0%	-0.2%	-0.9%
25.	Lobo Village-Albuquerque, NM (ACE)	147	843	17.4%	21.5%	864	89.7%	-1.5%	-1.5%
26.	Campustown Rentals-Champaign, IL	484	762	63.5%	27.2%	766	74.0%	-1.7%	-1.7%
27.	Villas at Babcock-San Antonio, TX	164	786	20.9%	19.1%	792	91.7%	-2.2%	-2.5%
28.	The Lodges of East Lansing-East Lansing, MI	1,019	1,039	98.1%	50.1%	1,049	92.8%	-3.8%	-3.1%
29.	Entrada Real-Tucson, AZ	172	359	47.9%	21.2%	363	84.3%	-4.9%	-4.2%
30.	University Centre-Newark, NJ	195	831	23.5%	33.3%	838	88.3%	-6.2%	-6.2%
	Subtotal - Q4 2014 Same Store Properties With Final Fall 2013 Occupancy Less than 95%	**8,153**	**20,276**	**40.2%**	**30.1%**	**20,512**	**89.9%**	**0.0%**	**-0.1%**
	Total - Q4 2014 Same Store Properties	**44,610**	**87,659**	**50.9%**	**44.5%[5]**	**88,765**	**96.8%**	**2.0%**	**2.1%**

1. As of February 10, 2014 for current year and February 10, 2013 for prior year.
2. Rentable beds exclude beds needed for on-site staff.
3. As of September 30, 2013.
4. Projected rate increase reflects projected rental rates anticipated to be achieved through the end of the company's leasing cycle, up to targeted occupancy.
5. Property is leased under the University on-campus assignment process.
6. Properties not owned or under ACC management during the prior year are excluded for purposes of calculating the prior year percentage of rentable beds.

AMERICAN CAMPUS COMMUNITIES | 16

2014/2015 LEASING STATUS

New wholly-owned properties

		Current Year			Prior Year				
		Leases[1]	Rentable Beds[2]	% of Rentable Beds	% of Rentable Beds	Design Beds	Final Fall 2013 Occupancy[3]	Initial Projected Rate Increase[4]	Current Projected Rate Increase[4]
1.	Cardinal Towne-Louisville, KY	364	545	66.8%	n/a	545	n/a	n/a	n/a
2.	Park Point-Rochester, NY	542	924	58.7%	n/a	924	n/a	n/a	n/a
3.	U Centre on Fry Street-Denton, TX	176	609	28.9%	n/a	614	n/a	n/a	n/a
	Subtotal - 2013 Acquisitions	**1,082**	**2,078**	**52.1%**	**n/a**	**2,083**	**n/a**	**n/a**	**n/a**
1.	University Walk-Knoxville, TN☐	521	524	99.4%	n/a	526	n/a	n/a	n/a
2.	University Centre-College Station, TX (ACE)	768	776	99.0%	n/a	784	n/a	n/a	n/a
3.	Kennesaw State University Phase II-Kennesaw, GA	377	408	92.4%	n/a	408	n/a	n/a	n/a
4.	Plaza on University-Orlando, FL	939	1,300	72.2%	n/a	1,313	n/a	n/a	n/a
5.	The Suites Phase II-Flagstaff, AZ (ACE)	163	328	49.7%	n/a	328	n/a	n/a	n/a
6.	Stanworth Commons Phase I-Princeton, NJ (ACE)[6]	n/a	214	n/a	n/a	214	n/a	n/a	n/a
	Subtotal - 2014 Development Deliveries	**2,768**	**3,550**	**78.0%**	**n/a**	**3,573**	**n/a**	**n/a**	**n/a**
	Total - New Wholly-owned Properties	**3,850**	**5,628**	**68.4%**	**n/a**	**5,656**	**n/a**	**n/a**	**n/a**
	Total - Wholly-owned Properties	**48,460**	**93,287**	**51.9%**	**44.5%[7]**	**94,421**	**96.8%[7]**	**2.0%**	**2.1%**

1. As of February 10, 2014 for current year and February 10, 2013 for prior year.
2. Rentable beds exclude beds needed for on-site staff.
3. As of September 30, 2013.
4. Projected rate increase reflects projected rental rates anticipated to be achieved through the end of the company's leasing cycle, up to targeted occupancy.
5. Property is currently under development and is subject to a pre-sale agreement. The company anticipates closing on the purchase of this property during the third quarter 2014 once the third party developer meets certain construction completion deadlines and other closing conditions.
6. Property is leased under the University on-campus assignment process.
7. Properties not owned or under ACC management during the prior year are excluded for purposes of calculating the prior year percentage of rentable beds and final fall 2013 occupancy.

AMERICAN CAMPUS COMMUNITIES | 17

INVESTMENT UPDATE

$ in thousands

ACQUISITIONS[1]

Project	Location	Primary University Served	Units	Beds	Closing Date	Contract Sales Price	Assumed Mortgage Debt
7th Street Station	Corvallis, OR	Oregon State Univ.	82	309	July 25, 2013	$ 26,500	$ -
Park Point	Rochester, NY	Rochester Inst. Of Tech.	300	924	October 8, 2013	100,250	70,000
U Centre at Fry Street	Denton, TX	Univ. of North Texas	194	614	November 6, 2013	51,250	-
Cardinal Towne	Louisville, KY	Univ. of Louisville	255	545	November 22, 2013	59,222	37,200 [2]
			831	2,392		$ 237,222	$ 107,200

DISPOSITIONS

Project	Location	Primary University Served	Units	Beds	Closing Date	Contract Sales Price	Outstanding Mortgage Debt
The Village at Blacksburg	Blacksburg, VA	Virginia Tech Univ.	288	1,056	July 10, 2013	$ 56,000	$ -
State College Park	State College, PA	Penn State Univ.	196	752	July 10, 2013	42,750	-
University Pines	Statesboro, GA	Georgia Southern Univ.	144	552	July 10, 2013	19,100	-
Northgate Lakes	Orlando, FL	Univ. of Central Florida	194	710	July 24, 2013	39,550	15,500 [3]
Campus Ridge	Johnson City, TN	East Tennessee State Univ.	132	528	October 4, 2013	12,250	7,600 [3]
University Mills	Cedar Falls, IA	Univ. of Northern Iowa	121	481	November 13, 2013	14,500	8,100
Hawks Landing	Oxford, OH	Miami Univ. of Ohio	122	484	February 11, 2014	17,250	15,600
			1,197	4,563		$ 201,400	$ 46,800

1. Does not include The Plaza Apartments, which was acquired in August 2013 for a purchase price of $10.4 million. This property is currently reflected in the owned development pipeline on page 19, as the company is currently vacating tenants in preparation for redevelopment activities which are anticipated to commence in the second or third quarter 2014.
2. In connection with this acquisition, the company assumed $37.2 million of secured debt associated with a New Markets Tax Credit "NMTC" structure inherited from the seller. This debt is partially offset by a loan receivable of $28.3 million that was also assumed by the company as part of the NMTC structure.
3. These properties were included in the Collateral Pool which secures the company's Agency Facility. Concurrent with the sale of these properties, $23.1 million of the Secured Agency Facility was paid down.

AMERICAN CAMPUS COMMUNITIES | 18

OWNED DEVELOPMENT UPDATE
$ in thousands

AMERICAN CAMPUS COMMUNITIES

OWNED DEVELOPMENT PROJECTS UNDER CONSTRUCTION

							As of December 31, 2013				
Project	Project Type	Location	Primary University Served	Units	Beds	Estimated Project Cost	CIP[1]	Land and Other[2]	Total Costs Incurred	% Complete[3]	Scheduled Completion
The Plaza on University	Off-campus	Orlando, FL	University of Central Florida	364	1,313	$ 112,300	$ 45,316	$ 26,852	$ 72,168	55%	August 2014
Stanworth Commons Phase I[4]	ACE	Princeton, NJ	Princeton University	127	214	35,800	17,810	1,160	18,970	56%	July 2014
U Club on Frey Phase II	Off-campus	Kennesaw, GA	Kennesaw State University	102	408	25,300	8,704	5,618	14,322	50%	August 2014
U Centre at Northgate	ACE	College Station, TX	Texas A&M University	196	784	37,500	13,073	1,608	14,681	38%	August 2014
The Suites Phase II	ACE	Flagstaff, AZ	Northern Arizona University	164	328	19,300	3,538	241	3,779	22%	August 2014
			SUBTOTAL - 2014 DELIVERIES	**953**	**3,047**	**$ 230,200**	**$ 88,441**	**$ 35,479**	**$ 123,920**		
Lancaster Project	ACE	Philadelphia, PA	Drexel University	351	1,316	$ 170,700	$ 17,021	$ 409	$ 17,430	9%	September 2015
Eugene, OR Development[5]	Off-campus	Eugene, OR	University of Oregon	192	734	64,600	1,905	8,299	10,204	0%	September 2015
			SUBTOTAL - 2015 DELIVERIES	**543**	**2,050**	**$ 235,300**	**$ 18,926**	**$ 8,708**	**$ 27,634**		

MEZZANINE DEVELOPMENT PROJECTS UNDER CONSTRUCTION

							As of December 31, 2013				
Project	Transaction Structure	Location	Primary University Served	Units	Beds	Estimated Project Cost	CIP[1]	Land and Other[2]	Total Costs Incurred	% Complete[3]	Scheduled Completion
University Walk[6]	Pre-Sale	Knoxville, TN	University of Tennessee	177	526	$ 32,300	$ 6,556	$ 4,067	$ 10,623	22%	August 2014

OWNED DEVELOPMENT PIPELINE[7,8]

Project	Project Type	Location	Primary University Served	Anticipated Commencement	Approx. Targeted Beds	Estimated Project Cost[9]	Targeted Completion
The Plaza Apartments[10]	Off-campus	Tallahassee, FL	Florida State University	Q2/Q3 2014	496	$ 36,400	August 2015
Stanworth Commons Phase II[4]	ACE	Princeton, NJ	Princeton University	Q3 2014	379	42,500	July 2015
Boulder, CO Development[11]	Off-campus	Boulder, CO	University of Colorado	Q4 2014/Q1 2015	400	TBD	August 2016
USC Health Sciences Campus	ACE	Los Angeles, CA	University of Southern California	TBD	460	49,000	TBD
Carbondale Development	Off-campus	Carbondale, IL	Southern Illinois University	TBD	650	32,100	TBD
					2,385	**$ 160,000**	

1. The total construction in progress ("CIP") balance above excludes $6.8 million related to ongoing renovation projects at operating properties.
2. Consists of amounts incurred to purchase the land for off-campus development projects, as well as other development-related expenditures not included in CIP such as deposits, furniture, etc.
3. Based on costs incurred under the general construction contract as of December 31, 2013.
4. This faculty and staff community consists of two phases, with the first phase anticipated to be completed in July 2014 and the second phase anticipated to be completed in July 2015.
5. In July 2013, the company purchased this site which contained various mixed-use buildings. In December 2013, the existing buildings were demolished and construction commenced on a new student housing facility.
6. In July 2013, the company provided $8.75 million of mezzanine financing to a private developer and is obligated to purchase the property as long as certain construction completion deadlines and other closing conditions are met. The company is responsible for leasing, management, and initial operations of the project while the third-party developer retains development risk during the construction period. In accordance with accounting guidance, the company is including this property in its consolidated financial statements.
7. Does not include undeveloped land parcels in 4 university markets totaling $37.7 million.
8. Commencement of owned off-campus development projects is subject to final determination of feasibility, execution and closing on definitive agreements, municipal approval processes, fluctuations in the construction market, and current capital market conditions. ACE awards provide the company with the opportunity to exclusively negotiate with the subject universities. Commencement of ACE projects is subject to various levels of university board approval, final determination of feasibility, execution and closing on definitive agreements, municipal approval processes, fluctuations in the construction market, and current capital market conditions.
9. Estimated project costs include land and other predevelopment costs of $6.7 million incurred as of December 31, 2013 for owned development pipeline projects.
10. This property was purchased in August 2013. The company is currently vacating tenants in preparation for redevelopment activities.
11. In January 2014, the company purchased this site containing an existing hotel. The seller will operate the hotel until the fourth quarter 2014 or first quarter 2015, at which point the hotel will be demolished and construction on a new student housing facility will commence.

AMERICAN CAMPUS COMMUNITIES | 19

# THIRD-PARTY DEVELOPMENT UPDATE
$ in thousands

	Three Months Ended December 31, 2013	2012	$ Change	Year Ended December 31, 2013	2012	$ Change
Development services revenue	$ 827	$ 1,147	$ (320)	$ 2,483	$ 8,574	$ (6,091)
% of total revenue	0.5%	0.8%		0.4%	1.8%	

CONTRACTED PROJECTS IN PROGRESS

Project	Location	Primary University Served	Units	Beds	Total Fees	Fees Earned as of December 31, 2013	Fees Earned in Current Year	Remaining Fees as of December 31, 2013	Scheduled Completion
West Virginia University Project[1]	Morgantown, WV	West Virginia University	224	567	$ 2,374	$ 1,304	$ 1,304	$ 1,070	August 2014
Lakeside Graduate Community	Princeton, NJ	Princeton University	329	715	3,200	2,048	610	1,152	August 2014
			553	**1,282**	**$ 5,574**	**$ 3,352**	**$ 1,914**	**$ 2,222**	

ON-CAMPUS AWARD PIPELINE[2]

Project	Location	Anticipated Financing Structure	Anticipated Commencement	Estimated Fees
University of Toledo	Toledo, OH	Third-party	Q2 2014	$ 2,100
Texas A&M University - Corpus Christi	Corpus Christi, TX	Third-party	Q2 2014	TBD

1. In July 2013, the company entered into long-term ground and facility leases with the University to finance, construct, and manage this on-campus participating property. Under the terms of the leases, title to the constructed facility will be held by the University/lessor and the University will receive 50% of defined net cash flows on an annual basis through the term of the leases. Similar to our other on-campus participating properties, for purposes of calculating FFOM, we are recognizing the fees as received.
2. These awards relate to speculative development projects that are subject to final determination of feasibility, execution and closing on definitive agreements, and fluctuations in the construction and financing markets. Anticipated commencement and fees are dependent upon the availability of project financing, which is affected by current capital market conditions.

AMERICAN CAMPUS COMMUNITIES | 20

MANAGEMENT SERVICES UPDATE
$ in thousands

	Three Months Ended December 31,			Year Ended December 31,		
	2013	2012	$ Change	2013	2012	$ Change
Management services revenue	$ 2,089	$ 1,810	$ 279	$ 7,514	$ 6,893	$ 621
% of total revenue	1.1%	1.2%		1.1%	1.5%	

NEW/PENDING MANAGEMENT CONTRACTS

Property	Location	Primary University Served	Approximate Beds	Stabilized Annual Fees[1]	Actual or Anticipated Commencement
Luxe Phase I	Waterloo, ON, Canada	University of Waterloo & Laurier University	536	$ 125	February 2013
San Juan Village	Portales, NM	Eastern New Mexico University at Portales	267	60	March 2013
Sierra Vista Village	Roswell, NM	Eastern New Mexico University at Roswell	258	60	April 2013
Waterview Park	Richardson, TX	The University of Texas at Dallas	1,140	275	July 2013
Piedra del Sol[2]	San Diego, CA	San Diego State University	240	50	July 2013
Ridgebrook Court	DeKalb, IL	Northern Illinois University	360	75	July 2013
University Village Phase IV	Richardson, TX	The University of Texas at Dallas	400	75	August 2013
Dolphin Cove	Staten Island, NY	City University of New York	454	255	August 2013
Luxe Phase II	Waterloo, ON, Canada	University of Waterloo & Laurier University	418	100	September 2013
Fraternity Row	San Diego, CA	San Diego State University	260	56	November 2013
University Village Phase V	Richardson, TX	The University of Texas at Dallas	600	110	August 2014
			4,933	$ 1,241	

DISCONTINUED MANAGEMENT CONTRACTS

Property	Location	Primary University Served	Beds	2013 Fee Contribution Prior to Termination	Discontinued As Of
Jaguar Suites	Victoria, TX	University of Houston-Victoria	220	$ 20	January 2014
Jaguar Court	Victoria, TX	University of Houston-Victoria	174	25	January 2014
Jaguar Hall	Victoria, TX	University of Houston-Victoria	264	42	January 2014
			658	$ 87	

1. Stabilized annual fees are dependent upon the achievement of anticipated occupancy levels.
2. Facilities management only.

AMERICAN CAMPUS COMMUNITIES | 21

2014 OUTLOOK1 Summary $ in thousands, except share and per-share data 22 Low High Net income51,500$ 59,800$ Noncontrolling interests625 725 Depreciation and amortization195,300195,300Funds from operations ("FFO")247,425$ 255,825$ Elimination of operations from on-campus participating properties(9,400)(9,600) Modifications to reflect operational performance of on-campus participating properties4,5004,900Funds from operations - modified ("FFOM")242,525$ 251,125$ Net income per share - diluted0.48$ 0.56$ FFO per share - diluted 2.31$ 2.39$ FFOM per share - diluted 2.27$ 2.35$ Weighted-average common shares outstanding - diluted107,050,000107,050,0001.The company believes that the financial results for the fiscal year ending December 31, 2014 may be affected by, among other factors: national and regional economic trends and events; the timing of acquisitions and/or dispositions; interest rate risk; the timing of commencement and completion of construction on owned development projects; the ability of the company to be awarded and the timing of the commencement of construction on third-party development projects; university enrollment, funding and policy trends; the ability of the company to earn third-party management revenues; the amount of income recognized by the taxable REIT subsidiaries and any corresponding income tax expense; the ability of the company to integrate acquired properties; the outcome of legal proceedings arising in the normal course of business; and the success of releasing the company’s owned properties for the 2014/2015 academic year. AMERICAN CAMPUS COMMUNITIES

2014 OUTLOOK
Detail
$ in thousands

AMERICAN CAMPUS COMMUNITIES

Components of 2014 Property Net Operating Income

	Low	High	% Change From 2013
Wholly-owned properties			
2014 annual same store properties[1]			
Revenue	$ 609,000	$ 614,200	1.6%-2.5%
Operating expenses	(290,800)	(292,100)	1.7%-2.2%
Net operating income	318,200	322,100	1.6%-2.8%
2014 new store properties net operating income	43,400	43,500	
2014 dispositions net operating income[2]	(5,000)	(3,000)	
Total wholly-owned properties net operating income	**$ 356,600**	**$ 362,600**	

2014 Property Net Operating Income Guidance Assumptions

	Low		High	Timing
Occupancy	96.0%	-	98.0%	Fall 2014
Rental rate growth	1.75%	-	2.25%	Fall 2014
Dispositions[2]	$ 217,250	-	$ 117,250	Fall 2014
Acquisitions		none		
Development Deliveries		$230,200		See Page 19
Mezzanine/pre-sale purchases		$32,300		See Page 19

Third-party Services

	Low	High
Third-party development services revenue	$ 3,300	$ 3,900
Third-party management services revenue	$ 7,800	$ 8,500
Third-party development and mgmt. services expenses	$ 11,300	$ 11,900

Corporate Expenses and Other

	Low	High
Net income:		
General and administrative expenses	$ 18,000	$ 18,800
Ground/facility leases expense[3]	$ 4,200	$ 4,200
Interest income	$ 3,900	$ 3,900
Interest expense[4]	$ 89,900	$ 87,600
Capitalized interest	$ 8,800	$ 9,200
Amortization of deferred financing costs	$ 5,800	$ 5,800
Income tax provision	$ 1,200	$ 1,200
FFOM:		
Corporate depreciation	$ 2,500	$ 2,500
Contribution from on-campus participating properties	$ 4,500	$ 4,900

1. Refer to page 9 for detail regarding the 2014 annual same store grouping.
2. Includes Hawks Landing, a wholly-owned property that was sold in February 2014 for $17.25 million. Assumes a 6.5% nominal cap rate on dispositions.
3. Includes ACE properties and excludes on-campus participating properties.
4. Net of capitalized interest and excluding on-campus participating properties. Assumes a mid-year bond offering.

AMERICAN CAMPUS COMMUNITIES | 23

DEFINITIONS 24 ACE The company’s American Campus Equity program, whereby the company enters into long-term ground/facility lease agreements with Universities to finance, construct, and operate on-campus student housing communities. Properties under this structure are considered to be wholly-owned and are included in the company's consolidated financial statements. Adjusted EBITDA*EBITDA, including pro forma adjustments to reflect acquisitions, development deliveries, and dispositions as if such transactions had occurred on the first day of the 12-month period presented. Adjusted Interest Expense*Interest Expense, including pro forma adjustments to reflect acquisitions, development deliveries, dispositions, debt repayments, and debt refinancings as if such transactions had occurred on the first day of the 12-month period presented. Cash Cash and cash equivalents, determined on a consolidated basis in accordance with GAAP. Design BedsTotal beds based on the original property design, generally as specified in the construction documents. EBITDA*Consolidated net income calculated in accordance with GAAP, plus amounts which have been deducted and minus amounts which have been added for, without duplication: (i) interest expense; (ii) provision for income taxes; (iii) depreciation, amortization and all other non-cash items; (iv) provision for gains and losses; (v) noncontrolling interests; and (vi) extraordinary and other non-recurring items, as we determine in good faith. Funds from Operations (“FFO”)Determined based on the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). Calculated as consolidated net income or loss attributable to common shares computed in accordance with GAAP, excluding gains or losses from depreciable operating property sales, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Also excludes non-cash impairment charges. FFO Modified (“FFOM”)FFO modified to reflect certain adjustments related to the economic performance of our on-campus participating properties and other non-cash items, as we determine in good faith. The company believes it is meaningful to eliminate the FFO generated from the on-campus participating properties and instead to reflect the company's 50% share of the properties' net cash flow and management fees received, as this measure better reflects the economic benefit derived from the company's involvement in the operation of these properties. GAAPAccounting principles generally accepted in the United States of America. Interest Coverage*Adjusted EBITDA / Adjusted Interest Expense. Interest Expense*Consolidated interest expense calculated in accordance with GAAP, plus amounts which have been deducted and minus amounts which have been added for, without duplication: (i) the amortization of mark-to-market premiums/discounts on mortgage loans assumed in connection with acquisitions; (ii) capitalized interest; (iii) the change in accrued interest during the period presented; and (iv) interest expense associated with properties classified within discontinued operations, as adjusted for the items previously mentioned.Net Debt*Total Debt less Cash.* These definitions are provided for purposes of calculating the company’s bond covenants and other key ratios. AMERICAN CAMPUS COMMUNITIES

DEFINITIONS, CONTINUED 25 Net Debt to EBITDA*Net Debt divided by Adjusted EBITDA.Net Operating Income “NOI” Property revenues less direct property operating expenses, excluding depreciation, but including allocated corporate general and administrative expenses. On-campus Participating Properties A transaction structure whereby the company enters into long-term ground/facility lease agreements with Universities to develop, construct, and operate student housing communities. Under the terms of the leases, title to the constructed facilities is held by the University/lessor and such lessor receives 50% of net cash flows, as defined, on an annual basis through the term of the lease. Physical Occupancy Occupied beds, including staff accommodations, divided by Design Beds. Rentable Beds Design beds less beds used by on-site staff. Secured Debt*The portion of Total Debt that is secured by a mortgage, trust, deed of trust, deed to secure indebtedness, pledge, security interest, assignment of collateral, or any other security agreement. Total Asset Value*Undepreciated book value of real estate assets and all other assets, excluding receivables and intangibles, of our consolidated subsidiaries, all determined in accordance with GAAP. Total Debt*Total consolidated debt calculated in accordance with GAAP, including capital leases and excluding mark-to-market premiums/discounts on mortgage loans assumed in connection with acquisitions. Total Equity Market Value Fully diluted common shares times the company’s stock price at period-end. Unencumbered Asset Value*The sum of (i) the undepreciated book value of real estate assets which are not subject to secured debt; and (ii) all other assets, excluding accounts receivable and intangibles, for such properties. Does not include assets of unconsolidated joint ventures. Unsecured Debt*The portion of Total Debt that is not Secured Debt.* These definitions are provided for purposes of calculating the company’s bond covenants and other key ratios. AMERICAN CAMPUS COMMUNITIES

INVESTOR INFORMATION

Executive Management

Bill Bayless	Chief Executive Officer
Greg Dowell	Chief Operating Officer
Jon Graf	Chief Financial Officer
William Talbot	Chief Investment Officer

Research Coverage

Jeffery Spector / Jana Galan	Bank of America / Merrill Lynch	(646) 855-1363 / (646) 855-3081	jeff.spector@baml.com / jana.galan@baml.com
Michael Bilerman / Nick Joseph	Citigroup Equity Research	(212) 816-1383 / (212) 816-1909	michael.bilerman@citi.com / eric.wolfe@citi.com
Vincent Chao	Deutsche Bank Securities, Inc.	(212) 250-6799	vincent.chao@db.com
Andrew Rosivach / Jeff Pehl	Goldman Sachs	(212) 902-2796 / (212) 357-4474	andrew.rosivach@gs.com / jeffrey.pehl@gs.com
Dave Bragg / Ryan Burke	Green Street Advisors	(949) 640-9780 / (949) 640-8780	dbragg@greenst.com / rburke@greenst.com
Carol Kemple	Hilliard Lyons	(502) 588-1839	ckemple@hilliard.com
Steve Sakwa / Derek Bower	ISI Group Inc.	(212) 446-9462 / (212) 888-3842	ssakwa@isigrp.com / dbower@isigrp.com
Anthony Paolone / Emil Shalmiyev	J.P. Morgan Securities	(212) 622-6682 / (212) 622-6615	anthony.paolone@jpmorgan.com / emil.shalmiyev@jpmorgan.com
Jordan Sadler / Karin Ford	KeyBanc Capital Markets	(917) 368-2280 / (917) 368-2293	jsadler@keybanccm.com / kford@keybanccm.com
Ryan Meliker / Jonathan Petersen	MLV & Co	(212) 542-5872 / (646) 556-9185	rmeliker@mlvco.com / jpetersen@mlvco.com
Paula Poskon / Tom Lesnick	Robert W. Baird & Co., Inc.	(571) 203-1677 / (571) 203-1679	pposkon@rwbaird.com / tlesnick@rwbaird.com
Alexander Goldfarb / Andrew Schaffer	Sandler O'Neill + Partners, L.P.	(212) 466-7937 / (212) 466-8062	agoldfarb@sandleroneill.com / aschaffer@sandleroneill.com
Ross Nussbaum / Nick Yulico	UBS Investment Research	(212) 713-2484 / (212) 713-3402	ross.nussbaum@ubs.com / nick.yulico@ubs.com

American Campus Communities, Inc. is followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding American Campus Communities, Inc.'s performance made by such analysts are theirs alone and do not represent the opinions, forecasts or predictions of the company or its management. American Campus Communities, Inc. does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.

Additional Information

Corporate Headquarters:
American Campus Communities, Inc.
12700 Hill Country Blvd., Suite T-200
Austin, Texas 78738
Tel: (512) 732-1000; Fax: (512) 732-2450
www.americancampus.com

Investor Relations:
Ryan Dennison
VP, Investor Relations
(512) 732-1000



AMERICAN CAMPUS COMMUNITIES | 26

FORWARD-LOOKING STATEMENTS In addition to historical information, this supplemental package contains forward-looking statements under the federal securities law. These statements are based on current expectations, estimates and projections about the industry and markets in which American Campus operates, management's beliefs, and assumptions made by management. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict.